EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Saxon Capital, Inc. on Form S-8 of our report on Saxon REIT, Inc. dated September 16, 2004, appearing in the prospectus as part of Registration Statement No. 333-116028 on Form S-11 of Saxon REIT, Inc. as of February 5, 2004 filed with the Securities and Exchange Commission on September 21, 2004.

/s/ Deloitte & Touche LLP
Richmond, Virginia
November 9, 2004